Exhibit 99.1

BLINK CHARGING ANNOUNCES RECORD SECOND QUARTER 2022 RESULTS

Organic growth in hardware and network services and acquisitions drive second quarter results

●	164% increase in total revenues to $11.5 million in Q2 2022 compared to $4.4 million in Q2 2021
●	154% increase in service revenues(1) to $2.2 million in Q2 2022 compared to $0.9 million in Q2 2021
●	5,631 charging stations contracted, deployed or sold in Q2 2022; increase of 73% over Q2 2021
●	Acquired SemaConnect creating complete vertical integration of supply chain, engineering and U.S. based, in-house manufacturing
●	Acquired EB Charging marking Blink’s first entry into the fast-growing UK and adjacent markets

Miami Beach, FL, August 8, 2022 — Blink Charging Co. (Nasdaq: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the second quarter and six months ended June 30, 2022.

The following financial highlights are in thousands of dollars and unaudited.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	% Increase	2022	2021	% Increase
Product Sales	$8,828	$3,267	170	$16,880	$4,938	242
Service Revenues (1)	2,245	881	154	3,752	1,219	208
Other Revenues	189	114	66	288	175	65
Total Revenues	$11,486	$4,355	164	$21,286	$6,587	223

(1)	Service Revenues consist of charging service revenues, network fees, and ride-sharing service revenues.

Record second quarter 2022 results were highlighted by considerable organic growth complemented by the acquisitions of EB Charging in April and SemaConnect in June. These transactions added thousands of new chargers and users to Blink’s portfolio and further strengthened Blink’s unique and competitive business models.

“Our second quarter results are indicative of the fundamental strengths of our business due to organic growth as well as growth from acquisitions,” stated Michael D. Farkas, Chairman and Chief Executive Officer of Blink Charging. “We provide unparalleled flexibility and support to our site hosts through a variety of business models and advanced hardware solutions. We have launched several new products throughout the first six months of 2022 that address charging demands across the entire EV ecosystem including home, fleet, multifamily and retail locations, which will be excellent additions to our portfolio of available products. In essence, whether we own and operate or sell hardware, Blink strives to deliver best-in-class products and services.”

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Mr. Farkas continued, “Strategic acquisitions remain a key part of our growth strategy. In the second quarter, we completed the acquisition of SemaConnect, adding over 12,800 active chargers and 151,000 registered users to Blink’s portfolio. Importantly, our acquisition of SemaConnect also provides us with vertically integrated manufacturing capabilities in the United States. This instantly qualifies Blink for the Buy American mandate and the $7.5 billion in grant money being allocated by the U.S. government to further EV adoption nationwide. Alongside our strong organic results, acquisitions are a key growth driver for us, and we look forward to growing our charging footprint and expanding the Blink network.”

“We continue to see success with municipal and government contracts, as well as with state and federal programs awarding grant funds for the promotion of a nationwide EV infrastructure,” says Brendan Jones, President of Blink Charging. “In the second quarter, we entered into a cooperative purchasing agreement with the Illinois Region 1 Planning Council to expand electric vehicle charging options in public spaces throughout northern Illinois, and we were selected as a purchasing program vendor by the Florida Sherriff’s Association to provide EV charging stations. Moreover, we received $2 million in grants from state and federal programs looking to further EV adoption.”

Mr. Farkas concluded, “This is an exciting time for Blink as we continue to rapidly expand our market presence in an industry that is poised for exponential growth. We’re energized by the developments that we are making and the opportunities that we are seeing in the EV charging industry as we continue to establish ourselves as a leading provider of EV charging technology in services on a global scale.”

Financial Results

Revenues

Total Revenues increased 164% to $11.5 million for the second quarter of 2022 compared to the second quarter of 2021.

Product Sales increased 170% to $8.8 million in the second quarter of 2022, an increase of $5.6 million from the same period in 2021, primarily driven by increased sales of commercial chargers, DC fast chargers, and residential chargers.

Service Revenues, which consist of charging service revenues, network fees, and ride-sharing service revenues, increased 154% to $2.2 million in the second quarter of 2022, up $1.4 million from the second quarter of 2021, primarily driven by greater utilization of chargers, an increased number of chargers on Blink’s portfolio, and revenues associated with the Blink Mobility ride-sharing service program.

Net Loss and Loss Per Share

Net Loss for the second quarter of 2022 was $22.6 million, or $(0.52) per share, compared to a Net Loss of $13.5 million, or $(0.32) per share, in the second quarter of 2021.

Adjusted EBITDA (2) and Adjusted EPS (3)

Adjusted EBITDA for the second quarter of 2022 was a loss of $15.6 million compared to an Adjusted EBITDA loss of $8.1 million in the prior year period.

Adjusted EPS for the second quarter of 2022 was a loss of $0.41 compared to an Adjusted EPS loss of $0.31 in the prior year period.

Cash and cash equivalents

As of June 30, 2022, Cash and Cash Equivalents totaled $85.1 million.

(2)	Adjusted EBITDA (defined as earnings (loss) before interest income (expense), provision for income taxes, depreciation and amortization, and stock-based compensation) is a non-GAAP financial measure management uses as a proxy for net income (loss). See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

(3)	Adjusted EPS (defined as earnings (loss) per diluted share) is a non-GAAP financial measure management uses to assess earnings per diluted share excluding non-recurring items such as acquisition-related costs and amortization expense of intangible assets. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

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Acquisition of SemaConnect

During the second quarter Blink acquired EV charging leader SemaConnect, further strengthening its competitive positioning in the industry by adding complete vertical integration of supply-chain, engineering, and in-house manufacturing capabilities of more than 10,000 EV chargers today and scaling to 50,000 per year. With the addition of U.S.-based, in-house manufacturing, Blink is now in compliance with the Biden Administration’s Buy America Initiatives, and eligible to capitalize on the $7.5 billion EV infrastructure bill, which among other efforts, has the stated goal of building out the first-ever national network of 500,000 electric vehicle chargers along America’s highways and in communities. The acquisition will also position Blink to assist the Administration’s development of a national EV charging network that provides interoperability among different charging companies, and is user-friendly, reliable, and accessible to all Americans.

Commenting on the acquisition, Mr. Farkas stated, “This is a transformative acquisition for our Company and for the broader EV charging industry. SemaConnect is a well-respected EV charging company with a proven track record of success, strong relationships with its site host partners in both the public and private sectors, and best-in-class technical capabilities. Further, SemaConnect brings an extensive product line which complements Blink’s considerable software product offerings. We are particularly excited about SemaConnect’s DCFC charger currently under development, as we believe this offering will significantly accelerate our ability to get DCFC to market while drastically reducing our R&D costs. We’re excited to welcome members of the SemaConnect team to the Blink family and Mahi Reddy to Blink’s board, as we believe together we can continue to revolutionize the EV charging industry,” Mr. Farkas concluded.

Recent Highlights

●	The Company announced its continued deployment of Blink EV chargers for electric school bus fleets, noting that it has already sold or deployed nearly 400 Level 2 chargers at educational facilities in 14 states. With the recent passage of the Infrastructure Investment and Jobs Act (IIJA), the Biden Administration committed $5 billion to the production of environmentally cleaner school buses, likely increasing the number of electric school buses on the road, leading to greater demand for EV charging equipment.

●	Blink announced the deployment of five Blink IQ 200 dual port fast Level 2 EV chargers at three locations in the Township of Winslow, New Jersey.

●	Blink was selected as an official vendor for electric vehicle charging stations as part of the Florida Sheriff’s Association Cooperative Purchasing Program (CPP). In addition to creating opportunities with thousands of state and local agencies, municipalities and educational organizations in the state of Florida, Blink believes its participation in this program may serve as a template to engage with other statewide cooperative purchasing programs.

●	Subsequent to the close of the quarter, Blink was awarded a cooperative purchasing agreement for EV charging equipment and network services from the Illinois Region 1 Planning Council, fo the expansion of electric vehicle charging at public agencies and commercial businesses across northern Illinois.

●	In April 2022, Blink acquired UK electric vehicle infrastructure leader EB Charging, adding more than 1,150 chargers to the Blink Charging footprint. Following the acquisition, EB Charging announced an agreement with Q-Park to deploy nearly 600 charging points across 80 sites in the UK and Ireland.

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Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss second quarter 2022 results today, August 8, 2022 at 4:30 PM, Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link: https://www.webcaster4.com/Webcast/Page/2468/46227

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 399113.

A replay of the teleconference will be available until September 7, 2022 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 46227.

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About Blink Charging

Blink Charging Co. (Nasdaq: BLNK, BLNKW), a leader in electric vehicle (EV) charging equipment, has deployed over 51,000 charging ports across 19 countries, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of Blink’s charging locations worldwide. Blink’s principal line of products and services includes the Blink EV charging network (“Blink Network”), EV charging equipment, EV charging services, and the products and services of recent acquisitions, including SemaConnect, Blue Corner and BlueLA. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to rise to 10 million vehicles by 2025 from approximately 2 million in 2019, Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs. For more information, please visit https://www.blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in Blink Charging’s Q2 2022 Form 10-Q and other periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

IR@BlinkCharging.com

855-313-8187

Blink Media Contact

PR@BlinkCharging.com

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Blink Charging Co. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share amounts)

(Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenues:
Product sales	$8,828	$3,267	$16,880	$4,938
Charging service revenue - company-owned charging stations	1,494	586	2,601	768
Network fees	472	106	633	216
Warranty	99	19	166	31
Grant and rebate	125	74	200	224
Ride-sharing services	279	189	518	235
Other	189	114	288	175

Total Revenues	11,486	4,355	21,286	6,587

Cost of Revenues:
Cost of product sales	6,369	2,365	12,471	3,483
Cost of charging services - company-owned charging stations	351	60	534	110
Host provider fees	821	140	1,372	267
Network costs	182	94	416	173
Warranty and repairs and maintenance	523	196	634	457
Ride-sharing services	659	424	1,085	670
Depreciation and amortization	624	432	1,231	687

Total Cost of Revenues	9,529	3,711	17,743	5,847

Gross Profit	1,957	644	3,543	740

Operating Expenses:
Compensation	10,779	9,170	20,038	13,918
General and administrative expenses	9,002	2,532	13,429	4,117
Other operating expenses	4,138	1,287	7,080	2,437

Total Operating Expenses	23,919	12,989	40,547	20,472

Loss From Operations	(21,962)	(12,345)	(37,004)	(19,732)

Other (Expense) Income:
Interest (expense) income	(139)	(6)	(139)	9
Loss on settlement	-	(1,000)	-	(1,000)
Loss on foreign exchange	(244)	(108)	(241)	(108)
Change in fair value of derivative and other liabilities	(73)	(1)	(73)	7
Other (expense) income	(203)	1	(307)	1

Total Other Expense	(659)	(1,114)	(760)	(1,091)

Net Loss	$(22,621)	$(13,459)	$(37,764)	$(20,823)
Net Loss Per Share:
Basic	$(0.52)	$(0.32)	$(0.88)	$(0.50)
Diluted	$(0.52)	$(0.32)	$(0.88)	$(0.50)

Weighted Average Number of
Common Shares Outstanding:
Basic	43,509,693	42,037,492	42,973,758	41,587,793
Diluted	43,509,693	42,037,492	42,973,758	41,587,793

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Blink Charging Co. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except for share amounts)

	June 30, 2022	December 31, 2021
	(unaudited)

Assets
Current Assets:
Cash and cash equivalents	$85,136	$174,795
Current portion of restricted cash	4,058	-
Accounts receivable, net	14,894	6,346
Inventory, net	17,527	10,369
Prepaid expenses and other current assets	2,560	1,020

Total Current Assets	124,175	192,530
Restricted cash, non-current portion	72	81
Property and equipment, net	22,950	14,563
Operating lease right-of-use asset	2,809	1,664
Intangible assets, net	75,412	3,455
Goodwill	156,092	19,390
Other assets	1,997	230
Total Assets	$383,507	$231,913

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$16,364	$7,134
Accrued expenses and other current liabilities	8,953	5,678
Current portion of consideration payable	4,058	-
Current portion of operating lease liabilities	1,430	547
Current portion of deferred revenue	7,794	2,858
Notes payable	775	10

Total Current Liabilities	39,374	16,227
Contingent consideration	3,514	-
Consideration payable, non-current portion	40,600	-
Operating lease liabilities, non-current portion	1,875	1,531
Deferred revenue, non-current portion	4,236	128
Other liabilities	1,316	193

Total Liabilities	90,915	18,079

Commitments and contingencies (Note 11)

Stockholders’ Equity:
Common stock, $0.001 par value, 500,000,000 shares authorized, 50,201,686 and 42,423,514
shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	50	42
Additional paid-in capital	577,438	458,046
Accumulated other comprehensive loss	(4,662)	(1,784)
Accumulated deficit	(280,234)	(242,470)

Total Stockholders’ Equity	292,592	213,834

Total Liabilities and Stockholders’ Equity	$383,507	$231,913

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Blink Charging Co.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For The Six Months Ended
	June 30,
	2022	2021
Cash Flows From Operating Activities:
Net loss	$(37,764)	$(20,823)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,393	1,945
Non-cash lease expense	215	-
Dividend and interest income	-	(62)
Change in fair value of derivative and other liabilities	73	7
Provision for bad debt	798	253
Provision for slow moving and obsolete inventory	161	-
Stock-based compensation:
Common stock	962	1,139
Options	2,027	2,945
Changes in operating assets and liabilities:
Accounts receivable	(2,728)	(1,803)
Inventory	(8,105)	(3,373)
Prepaid expenses and other current assets	4,270	(1,220)
Other assets	(1,339)	245
Accounts payable, accrued expenses and other current liabilities	4,491	(283)
Other liabilities	50	-
Lease liabilities	(146)	(177)
Deferred revenue	2,656	262

Total Adjustments	6,778	(122)

Net Cash Used In Operating Activities	(30,986)	(20,945)

Cash Flows From Investing Activities:
Proceeds from sale of marketable securities	-	4,553
Purchase consideration of SemaConnect, net of cash and restricted acquired	(38,338)	-
Purchase consideration of Electric Blue, net of cash acquired	(11,360)	-
Purchase of marketable securities	-	(58,013)
Capitalization of engineering costs paid	(288)	(237)
Cash acquired in the purchase of Blue Corner	-	243
Purchase consideration of Blue Corner	-	(22,985)
Purchases of property and equipment	(2,247)	(5,019)

Net Cash Used In Investing Activities	(52,233)	(81,458)

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering [1]	-	221,333
Proceeds from exercise of options and warrants	92	1,427
Repayment of financing liability in connection with finance lease	(71)	-
Repayment of financing liability in connection with internal use software	(235)	(39)

Net Cash (Used In) Provided By Financing Activities	(214)	222,721

Effect of Exchange Rate Changes on Cash and Cash Equivalents and Restricted Cash	(2,350)	(606)

Net (Decrease) Increase In Cash and Cash Equivalents and Restricted Cash	(85,783)	119,712

Cash and Cash Equivalents and Restricted Cash - Beginning of Period	175,049	22,418

Cash and Cash Equivalents and Restricted Cash - End of Period	$89,266	$142,130

Cash and cash equivalents and restricted cash consisted of the following:
Cash and cash equivalents	$85,136	$142,053
Restricted cash	4,130	77
	$89,266	$142,130

[1]	Includes gross proceeds of $232,060, less issuance costs of $10,727.

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Non-GAAP Financial Measures

The following table reconciles Net Loss attributable to Blink Charging Co. to EBITDA and Adjusted EBITDA for the periods shown:

	Q2	Q2	YTD	YTD
(In thousands and unaudited)	2022	2021	2022	2021
Net loss attributable to Blink Charging Co.	$(22,621)	$(13,549)	$(37,764)	$(20,823)
Add:
Interest expense, net	139	6	139	(9)
Depreciation and amortization	2,635	1,431	3,393	1,945
EBITDA	$(19,847)	$(12,022)	$(34,232)	$(18,887)
Add:
Stock-based compensation	1,027	3,659	2,989	4,084
Acquisition-related costs	3,216	316	3,274	320
Adjusted EBITDA	$(15,604)	$(8,047)	$(27,969)	$(14,483)
Adjusted EBITDA as a percentage of revenues	(136)%	(185)%	(131)%	(220)%

The following table reconciles GAAP EPS attributable to Blink Charging Co. to Adjusted EPS for the periods shown:

	Q2	Q2	YTD	YTD
(Unaudited)	2022	2021	2022	2021
Net loss – per diluted share	$(0.52)	$(0.32)	$(0.88)	$(0.50)
Add:
Amortization expense of intangible assets	0.04	0.00	0.04	0.00
Acquisition-related costs	0.07	0.01	0.08	0.01
Adjusted EPS	$(0.41)	$(0.31)	$(0.76)	$(0.49)

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging Co. before interest income (expense), provision for income taxes, and depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions and acquisition-related costs.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

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